Exhibit 99.2

Hewitt Associates, Inc. 100 Half Day Road Lincolnshire, IL 60069 Tel (847) 295-5000 Fax (847) 295-7634 www.hewitt.com

Argentina

Australia

Austria

Belgium

Brazil

Canada

Channel Islands

Chile

China

Czech Republic

France

Germany

Greece

Hong Kong

Hungary

India

Ireland

Italy

Japan

Malaysia

Mauritius

Mexico

Netherlands

Philippines

Poland

Puerto Rico

Singapore

South Africa

South Korea

Spain

Sweden

Switzerland

Thailand

United Kingdom

United States

Venezuela

For Immediate Release

June 15, 2006

Contact:        Media: Kelly Zitlow (847) 442-7664, kelly.zitlow@hewitt.com

            Investors: Genny Pennise (847) 442-6793, genny.pennise@hewitt.com

Hewitt Associates Chairman and Chief Executive Officer Announces Plans to Retire at Year End

Hewitt Also Announces HR Outsourcing Leadership Transition

LINCOLNSHIRE, Ill. - Hewitt Associates, Inc., a global human resources services company, today announced that Dale L. Gifford, who has served as chief executive officer since 1992, has informed the Company’s board of directors of his plans to retire as chairman and CEO at the end of December. Hewitt’s board is commencing an external search for a successor to Mr. Gifford.

“I feel extremely privileged to have served Hewitt and our clients for more than 30 years, and have a great sense of pride in our 22,000 worldwide associates and the leadership position they have created for Hewitt across the total spectrum of human resources outsourcing and consulting services,” said Mr. Gifford. “Our strategic investments in recent years have enabled us to create broad, innovative and flexible solutions on behalf of our clients and have built the foundation for strong future growth potential for our investors.”

“Our priority in this transition is for Hewitt to fully capitalize on the opportunities that lie ahead with a new leader who has broad capabilities, including world-class operations and execution experience, and who can build on the unique value Hewitt brings to the market through the combination of its consulting and outsourcing services. Over the next few months, I will continue to focus on helping our organization create value for our clients, associates and investors,” Mr. Gifford said.

Hewitt Associates

The Company also announced today that Julie S. Gordon, Hewitt’s chief business excellence officer and a member of its board of directors since 2000, will assume responsibility, effective immediately, for Hewitt’s HR outsourcing business as its acting president. She succeeds Bryan J. Doyle, president of Hewitt’s HR outsourcing business, who has resigned his positions with the Company and the board to pursue other opportunities.

Commenting on Ms. Gordon’s new responsibility, Mr. Gifford noted that Hewitt’s HR outsourcing business, and particularly its HR BPO business, has been Ms. Gordon’s primary area of focus in recent months. “HR BPO will be an important growth engine for Hewitt, and we are strongly committed to it for the long term. Julie’s leadership, strategic and analytic skills, her experience on our board, and her recent intensive work with our HR BPO management team make her the clear choice to provide strong leadership to the HR outsourcing business at this important time.”

“During his 22-year tenure, Bryan has played a significant role in building our benefits outsourcing business and providing the vision that led to our market-leading HR BPO offer. We appreciate his service to Hewitt, his colleagues and our clients, and we wish him well,” said Mr. Gifford.

Commenting on Mr. Gifford’s decision to retire, Cheryl A. Francis, Hewitt’s lead director, said, “Dale is a visionary who embodies the spirit of Hewitt to be close to our clients and ready to respond to the critical needs of their businesses as it relates to their people. He cares passionately about making clients, and Hewitt, better places to work through integrated human resources solutions. That spirit and Dale’s determination have created today’s Hewitt – the clear global leader in HR – and have helped position the Company to drive long-term growth and shareholder value. On behalf of the board and Hewitt’s 22,000 associates, I deeply appreciate Dale’s lifetime of service to, and his distinguished leadership of, Hewitt Associates.”

Business Outlook

While the benefits outsourcing and consulting businesses continue to perform well, the Company is reviewing its guidance for the third quarter and full fiscal year 2006 in connection with a review of its HR BPO contract portfolio. The Company expects to provide an update at the time of its fiscal third quarter earnings announcement.

About Hewitt Associates

With more than 60 years of experience, Hewitt Associates (NYSE: HEW) is the world’s foremost provider of human resources outsourcing and consulting services. The company consults with more than 2,400 companies and administers human resources, health care, payroll and retirement programs on behalf of more than 350 companies to millions of employees and retirees worldwide. Located in 35 countries, Hewitt employs approximately 22,000 associates. For more information, please visit www.hewitt.com.

Hewitt Associates

Forward-Looking Information

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Hewitt’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the fact that the Company’s contracts may not generate the financial performance expected when entered into, and the factors discussed under the “Risk Factors” heading in the Business section of the Company’s most recent annual report on form 10-K filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov). Hewitt disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or any other reason.

Hewitt Associates

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